Booz | Allen | Hamilton



Booz Allen Hamilton
Third Quarter Fiscal 2012

February 3, 2012

Today's Agenda

Booz | Allen | Hamilton

Introduction	**Curt Riggle** Director, Investor Relations
Management Overview	**Ralph Shrader** Chairman, Chief Executive Officer and President
Financial Overview	**Sam Strickland** Executive Vice President and Chief Financial Officer
Questions and Answers	

Disclaimers

Booz | Allen | Hamilton

Forward Looking Safe Harbor Statement

The following information includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen's preliminary financial results, financial outlook and guidance, including projected Revenue, Diluted EPS, and Adjusted Diluted EPS, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "should," "forecasts," "expects," "intends," "plans," "anticipates," "projects," "outlook," "believes," "estimates," "predicts," "potential," "continue," "preliminary," or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These risks and other factors include: cost cutting and efficiency initiatives and other efforts to reduce U.S. government spending, which could reduce or delay funding for orders for services especially in the current political environment; delayed funding of our contracts due to delays in the completion of the U.S. government's budgeting process and the use of continuing resolutions by the U.S. government to fund its operations or related changes in the pattern or timing of government funding and spending; any issue that compromises our relationships with the U.S. government or damages our professional reputation; changes in U.S. government spending and mission priorities that shift expenditures away from agencies or programs that we support; the size of our addressable markets and the amount of U.S. government spending on private contractors; failure to comply with numerous laws and regulations; our ability to compete effectively in the competitive bidding process and delays caused by competitors' protests of major contract awards received by us; the loss of GSA schedules or our position as prime contractor on GWACs; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time and resources for our contracts; our ability to generate revenue under certain of our contracts; our ability to realize the full value of our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in estimates used in recognizing revenue; any inability to attract, train or retain employees with the requisite skills, experience and security clearances; an inability to hire, assimilate and deploy enough employees to serve our clients under existing contracts; an inability to effectively and timely utilize our employees and professionals; failure by us or our employees to obtain and maintain necessary security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors; increased competition from other companies in our industry; failure to maintain strong relationships with other contractors; inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; internal system or service failures and security breaches including, but not limited to, those resulting from external cyber attacks on our networks and internal systems; risks related to our indebtedness and credit facilities which contain financial and operating covenants; the adoption by the U.S. government of new laws, rules and regulations, such as those relating to organizational conflicts of interest issues; an inability to utilize existing or future tax benefits, including those related to our NOLs and stock-based compensation expense, for any reason, including a change in law; and variable purchasing patterns under U.S. government GSA schedules, blanket purchase agreements and ID/IQ contracts. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our annual report on form 10-K for the year ended March 31, 2011.

All forward-looking statements attributable to the company or persons acting on the company's behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Non-GAAP Financial Data Information

Booz Allen discloses in the following information Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow which are not recognized measurements under GAAP, and when analyzing Booz Allen's performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of Operating and Net Income to Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income, and cash flow to free cash flow, and the explanatory footnotes regarding those adjustments, and (ii) use Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, and Adjusted Diluted EPS in addition to, and not as an alternative to operating income, net income or Diluted EPS as a measure of operating results with cash flow in addition to and not as an alternative to net cash generated from operating activities as a measure of liquidity, each as defined under GAAP. The Financial Appendix includes a reconciliation of Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen's performance, long term earnings potential, or liquidity, as applicable and to enable them to assess Booz Allen's performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen's industry.

Fiscal Year-to-Date 2012
Business Highlights

Booz | Allen | Hamilton

- Growth in revenue and profitability in a challenging environment
- Strategically aligned to serve clients' core missions
- High demand for services demonstrated by growth in total backlog
- Solid Free Cash Flow generation
- First quarterly dividend of 9 cents declared
- Cost reductions to allow investment in growth areas
- Dynamic operating model to realign resources to growth markets
- Ongoing recognition as a "Best Company to Work For"

Key Financial Highlights

Booz | Allen | Hamilton

Preliminary Third Quarter Fiscal 2012 Results

Revenue	$1.44 billion	Up 3.9%
Total Backlog	$12.22 billion	Up 11.0%
Net Income	$62.9 million	Up 165.9%
Adjusted Net Income	$56.4 million	Up 60.4%
Adjusted EBITDA	$120.1 million	Up 13.4%
Diluted EPS	$0.44/share	Up from $0.18/share
Adjusted Diluted EPS	$0.40/share	Up from $0.27/share

Comparisons to prior year period

Capital Generation and Deployment

Booz | Allen | Hamilton


($M)
$500.0
$400.0
$300.0
$200.0
$100.0
$0.0
($100.0)
($200.0)
($300.0)
Special Dividend
Recapitalization
Mezz Repayment
IPO
Refinancing
$30M Share Repurchase Authorization
$0.09 Quarterly Dividend Payable February 29, 2012
$19.4M in Accrued Interest on DPO Payable February 29, 2012
FY10 Q1
FY10 Q2
FY10 Q3
FY10 Q4
FY11 Q1
FY11 Q2
FY11 Q3
FY11 Q4
FY12 Q1
FY12 Q2
FY12 Q3
Net Cash From Operations
Net Cash From Investing Activities
Net Cash From Financing Activities
Cash Balance

Total Debt				$1,568.6	$1,563.9	$1,474.9	$1,229.3	$994.3	$987.1	$979.9	$972.7
Cash Taxes				$3.2	$0.2	$2.5	$2.7	$2.3	$1.6	$48.4	$19.2

Special Dividend Payment (July 2009) - $114.9M of cash on hand
Recapitalization Transaction (December 2009) - $321.9M of cash on hand plus net proceeds from Recap to pay dividend of $497.5M and DPO principle and accrued interest of $100.4M
Mezzanine Prepayment (August 2010) - $85M of cash on hand to optionally repay indebtedness outstanding under mezzanine credit facility
Initial Public Offering (November 2010) - $250.2M net proceeds (and no cash on hand) used to repay indebtedness under mezzanine credit facility ($242.9M plus $7.3M in penalties)
Refinancing Transaction (February 2011) - $268.9M of cash on hand to repay balance of mezzanine facility, $21.5M of senior Term Loans, fees, expenses, and penalties

See SEC Filings for full discloure regarding these transactions

Value Drivers

- Pursuit of quality growth in areas aligned to our clients' core missions
- Differentiated capabilities which span markets
- Industry-leading talent and compelling approach to cybersecurity
- Alignment of leadership talent and investment to growth markets
- Reducing the size of our management ranks and our overhead costs
- Margin expansion and a commitment to long term performance

Outlook

Fiscal 2012 Outlook	
Revenue growth forecast:	4.5% - 5.5%
Diluted EPS forecast:	$1.66 - $1.70
Adjusted Diluted EPS forecast:	$1.58 - $1.62

Outlook

Initial Fiscal 2013 Outlook	
Revenue growth forecast:	Low-to-Mid Single Digits
Diluted EPS forecast:	\$1.62 - \$1.72
Adjusted Diluted EPS forecast:	\$1.71 - \$1.81

Booz | Allen | Hamilton

Financial Appendix

Booz Allen Hamilton Holding Corporation Non-GAAP Financial Information

Booz | Allen | Hamilton

- "Adjusted Operating Income" represents Operating Income before (i) certain stock option-based and other equity-based compensation expenses, (ii) the impact of the application of purchase accounting, (iii) adjustments related to the amortization of intangible assets and (iv) any extraordinary, unusual or non-recurring items. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
- "Adjusted EBITDA" represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including: (i) certain stock option-based and other equity-based compensation expenses, (ii) transaction costs, fees, losses, and expenses, (iii) the impact of the application of purchase accounting and (iv) any extraordinary, unusual or non-recurring items. Booz Allen prepares Adjusted EBITDA to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
- "Adjusted Net Income" represents net income before: (i) certain stock option-based and other equity-based compensation expenses, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) the impact of the application of purchase accounting, (iv) adjustments related to the amortization of intangible assets, (v) amortization or write-off of debt issuance costs and write-off of original issue discount, or OID, and (vi) any extraordinary, unusual or non-recurring items, in each case net of the tax effect calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
- "Adjusted Diluted EPS" represents Diluted EPS calculated using Adjusted Net Income as opposed to Net Income.
- "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property and equipment.

Booz Allen Hamilton Holding Corporation Non-GAAP Financial Information

Booz | Allen | Hamilton



(Unaudited and in thousands, except per share data)	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010	Nine Months Ended December 31, 2011	Nine Months Ended December 31, 2010
Adjusted Operating Income				
Operating Income	$98,118	$75,131	$289,975	$235,785
Certain stock-based compensation expense (a)	2,418	10,016	11,589	33,131
Amortization of intangible assets (b)	4,091	7,161	12,273	21,480
Transaction expenses (c)	-	-	-	135
Adjusted Operating Income	$104,697	$92,308	$313,837	$290,531
EBITDA & Adjusted EBITDA				
Net income	$62,860	$23,638	$189,328	$66,624
Income tax expense	23,531	(1,695)	67,971	29,680
Interest and other, net	11,797	53,188	32,676	139,481
Depreciation and amortization	19,530	20,796	55,924	59,768
EBITDA	117,718	95,927	345,899	295,553
Certain stock-based compensation expense (a)	2,418	10,016	11,589	33,131
Transaction expenses (c)	-	-	-	135
Adjusted EBITDA	$120,136	$105,943	$357,488	$328,819
Adjusted Net Income				
Net income	$62,860	$23,638	$189,328	$66,624
Certain stock-based compensation expense (a)	2,418	10,016	11,589	33,131
Transaction expenses (c)	-	7,288	-	9,973
Amortization of intangible assets (b)	4,091	7,161	12,273	21,480
Amortization or write-off of debt issuance costs and write-off of original issue discount	1,202	13,021	3,602	20,939
Net gain on sale of state and local transportation business (d)	-	-	(5,681)	-
Release of income tax reserves (e)	(11,085)	(10,966)	(35,133)	(10,966)
Adjustments for tax effect (f)	(3,084)	(14,994)	(10,985)	(34,209)
Adjusted Net Income	$56,402	$35,164	$164,993	$106,972
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	141,799,725	131,215,531	140,996,611	124,127,179
Adjusted Net Income per diluted share	$0.40	$0.27	$1.17	$0.86
Free Cash Flow				
Net cash provided by operating activities	$74,902	$109,920	$252,019	$280,805
Less: Purchases of property and equipment	(21,918)	(22,476)	(65,558)	(61,433)
Free Cash Flow	$52,984	$87,444	$186,461	$219,372

(a) Reflects stock-based compensation expense for options for Class A Common Stock and restricted shares, in each case, issued in connection with the acquisition under the Officers' Rollover Stock Plan that was established in connection with the acquisition. Also reflects stock-based compensation expense for Equity Incentive Plan Class A Common Stock options issued in connection with the acquisition under the Equity Incentive Plan.

(b) Reflects amortization of intangible assets resulting from the acquisition.

(c) Three and nine months ended December 31, 2010 reflects certain external administrative and other expenses incurred in connection with the initial public offering.

(d) Nine months ended December 31, 2011 reflects the gain on sale of our state and local transportation business, net of the associated tax benefit of $1.6 million.

(e) Three and nine months ended December 31, 2011 and 2010 reflects the release of income tax reserves, net of taxes.

(f) Reflects tax effect of adjustments at an assumed marginal tax rate of 40%.